UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2008

IKON Office Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5964	23-0334400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Valley Stream Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-408-7427

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreement with and Promotional Awards to a Named Executive Officer

On February 1, 2008, the Human Resources Committee (the "HR Committee") of the Board of Directors of the Company approved the terms and conditions of employment for Jeffrey W. Hickling, the Company’s President, IKON U.S. On February 5, 2008, Mr. Hickling and the Company entered into a definitive employment agreement pursuant to this approval (the "Agreement"). The Agreement is subject to annual renewal provisions after the expiration of the initial two-year term unless either Mr. Hickling or the Company provides notice of an intention not to renew. Pursuant to the Agreement, Mr. Hickling shall receive an annualized base salary of $530,000, consistent with the regular payroll practices of the Company, and be eligible to earn an annual incentive target bonus award opportunity of 65% of his eligible earnings (subject to achievement of applicable performance goals). In addition, pursuant to the Agreement and in connection with the Company’s Performance Incentive Plan for the performance period October 1, 2008 through September 30, 2010, Mr. Hickling shall be entitled to a performance unit target opportunity of 297,000 performance units, which represents an increase from his prior target opportunity of 152,000 performance units. Each performance unit is equal to one dollar value and may be paid in the form of cash or stock. Finally, the Agreement contains certain additional provisions regarding payment of benefits upon employment termination, including an employment termination following a change in control or, in certain circumstances, a potential change in control.

On February 1, 2008 the HR Committee also approved the following promotional grants to Mr. Hickling, which were subject to the execution of the Agreement: (i) a stock option award of 51,900 shares of IKON stock, with an exercise price of $8.70 per share, which was the composite closing price of IKON common stock on February 1, 2008 (vesting in three equal annual installments beginning on February 1, 2009); and (ii) an award of 14,500 restricted stock units (vesting in three equal annual installments, beginning on February 1, 2010).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON Office Solutions, Inc.

February 6, 2008	By:	Mark A. Hershey

Name: Mark A. Hershey
Title: Senior Vice President, General Counsel and Secretary